UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2011

YTB International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective May 1, 2011, YTB Worldwide Travel, Inc. (“YTB Worldwide”), an indirect, wholly owned subsidiary of YTB International, Inc., entered into a stock purchase agreement (the “Canada Sales Agreement”) with 7788509 Canada, Inc. (the “Buyer”).  Pursuant to the terms of the Canada Sales Agreement, YTB Worldwide agreed to sell its ownership interest in YTB Travel Network of Canada, ULC, d/b/a Sunrise Travel Service, a wholly owned subsidiary of YTB Worldwide (“Sunrise”), effective May 1, 2011, for the following consideration:

(a)           Following the closing of the transaction and continuing indefinitely thereafter, YTB Worldwide shall either retain or be compensated a perpetual royalty equal to $10.00 for each active web site owner (each, a “Business Owner”) as of the last day of each calendar month with respect to the business of creating, selling and supporting online travel booking websites to Canadian residents through websites (the “Business”).

(b)           Following the closing and continuing indefinitely thereafter, the Buyer shall either receive from YTB Worldwide or retain a fee equal to $20.00 for each Business Owner as of the last day of each calendar month (the “Buyer’s Business Owner Revenue”).

(c)           Following the closing and continuing indefinitely thereafter, YTB Worldwide shall either retain or be compensated a perpetual fee equal to $19.95 for each Business Owner as of the last day of each calendar month (the “Salesperson Commission”).  The Salesperson Commission shall be paid by YTB Worldwide to the appropriate salesperson or sponsor in connection with each applicable Business Owner.

(d)           Following the closing and continuing indefinitely thereafter, the Buyer shall receive from YTB Worldwide or retain travel commissions received by YTB Worldwide resulting from the actions of the business owners from various travel providers less any and all commissions or payments made to YTB Worldwide’s sales personnel.

YTB Worldwide also agreed to provide the following services for the Buyer’s benefit, indefinitely and until otherwise agreed upon by YTB Worldwide and the Buyer: website hosting, collection of monthly fees and enrollment fees from Business Owners, collection of commission fees from travel providers, and payment of the Buyer’s Business Owner Revenue and the Salesperson Commission.  Pursuant to the terms of the Canada Sales Agreement, YTB Worldwide is bound by a three-year non-competition clause.

The foregoing summary of the terms of the Canada Sales Agreement is qualified in its entirety by reference to the Canada Sales Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description of Exhibit
2.1	Stock Purchase Agreement dated May 1, 2011, by and between YTB Worldwide Travel, Inc. and 7788509 Canada Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: May 5, 2011	By:	/s/ Jeremy W. Hemann
Name: Jeremy W. Hemann
Title: Chief Financial Officer

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